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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CURON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CURON MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2004

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CURON MEDICAL, INC., a Delaware corporation, will be held on Wednesday, May 5, 2004 at 8:00 a.m. local time, at 46117 Landing Parkway, Fremont, California, 94538 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect two Class I directors to serve for terms of three years expiring upon the 2007 Annual Meeting of Stockholders or until their successors are elected and to elect one Class III director to serve for a term of two years expiring upon the 2006 Annual Meeting of Stockholders or until his successor is elected.

  2.
  To ratify the appointment of PricewaterhouseCoopers, LLP as our independent accountants for the year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

Larry C. Heaton II Chief Executive Officer, President and Board Member
Fremont, California April 12, 2004

YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

CURON MEDICAL, INC.

PROXY STATEMENT FOR THE 2004
ANNUAL MEETING OF STOCKHOLDERS
MAY 5, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Curon Medical, Inc. ("Curon"), for use at the Annual Meeting of Stockholders to be held Wednesday, May 5, 2004 at 8:00 a.m. local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices at 46117 Landing Parkway, Fremont, California, 94538. Our telephone number at that location is (510) 661-1800.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were first mailed on or about April 12, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

        Stockholders of record at the close of business on March 22, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 24,308,187 shares of our Common Stock were issued and outstanding and held of record by approximately 1,600 stockholders. The closing price of our Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation Small Cap Market was $3.05 per share.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Alistair McLaren, Inspector of Elections, Curon Medical, Inc., 46117 Landing Parkway, Fremont, California, 94538, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

        Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class I director, for the confirmation of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders that are intended to be presented by such stockholders at our 2005 Annual Meeting must be received by us no later than November 30, 2004 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock as of March 22, 2004, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner	Number of shares outstanding	Options exercisable within 60 days	Number of shares underlying options or warrants	Approximate Percent Owned(1)
Entities affiliated with U.S. Venture Partners(2) Alan L. Kaganov 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	3,101,911	—	102,600	13.2%
Entities affiliated with ONSET Ventures(3) Robert F. Kuhling, Jr. 2400 Sand Hill Road Menlo Park, CA 94025	3,006,639	84,825	441,750	14.2%
Excelsior Private Equity Fund II(4) David Fann 114 W. 47th Street New York, NY 10036-1532	2,381,088	27,825	76,950	10.1%
Federated Investors 140 East 45th Street 43rd Floor New York, NY 10017	2,979,000	—	—	12.3%
Paul Economus	1,515,000	—	—	6.2%
Michael Berman	126,026	134,275	160,000	1.2%
David I. Fann(7)	2,381,088	27,825	124,050	10.3%
Alan L. Kaganov(5) 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025	117,201	27,825	47,100	0.7%
Robert F. Kuhling, Jr.(6)	3,006,639	84,825	488,850	14.4%
Larry C. Heaton II	2,588	250,000	750,000	3.1%
Alistair F. McLaren	160,610	73,729	160,188	1.3%
David Smith	—	81,250	300,000	1.2%
John W. Gaiser	221,122	49,165	100,000	1.3%
Patrick Rimroth	647	154,687	300,000	1.2%
All executive officers and directors as a group (12 persons)	6,015,921	883,581	2,430,188	46.2%

*
Less than 1% outstanding common stock.

(1)
Applicable percentage ownership is based on 24,308,187 shares of Common Stock as of March 22, 2004, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2)
Includes 2,791,721 shares held by U.S. Venture Partners V, L.P., 155,095 shares held by USVP V International, L.P., 86,853 shares held by 2180 Associates Fund V, L.P., 68,242 shares held by USVP V Entrepreneur Partners, L.P. (collectively, "USVP").

(3)
Includes 2,506,639 shares held by ONSET Enterprise Associates III, L.P., 485,150 shares held by ONSET IV, L.P. and 14,850 shares held by ONSET Entrepreneurs, L.P (collectively "ONSET") and 27,825 shares issuable within 60 days pursuant to options issued to Mr. Kuhling.

(4)
Includes 27,825 shares issuable within 60 days pursuant to options issued to a former member of our board of directors, Mr. David Fann.

(5)
Excludes 3,101,911 shares and 102,600 warrants held by USVP with whom Mr. Kaganov is associated as a partner. However, Mr. Kaganov neither exercises nor shares voting or dispositive power over the shares held by USVP. Further, Mr. Kaganov disclaims beneficial ownership of the shares held by USVP except to the extent of his pecuniary interest therein arising from his partner relationship with USVP.

(6)
Includes 3,006,639 shares, 57,000 options and 384,750 warrants held by ONSET. Mr. Kuhling is a general partner of ONSET and disclaims beneficial ownership of the shares held by ONSET except to the extent of his proportionate partnership interest therein.

(7)
Includes 2,381,088 shares and 76,950 warrants held by Excelsior Private Equity Fund II, Inc. Mr. Fann is President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc. and disclaims beneficial ownership of the shares held by Excelsior Private Equity Fund II, Inc. except to the extent of his proportionate investment interest therein.

Compliance with Section 16(a) Reporting Requirements

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms submitted to the SEC during the year ended December 31, 2003 (the "Last Fiscal Year"), we believe that Michael Berman, Alan L. Kaganov, and Robert Kuhling each failed to timely file one Form 4.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Director and Nominees for Director

        Pursuant to our Amended and Restated Certificate of Incorporation, our Board of Directors currently consists of five persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II and two directors in Class III. Two Class I directors and one Class III director are to be elected at the Annual Meeting. All Class II and Class III directors will be elected at the 2005 and 2006 Annual Meetings of Stockholders, respectively. The Class I directors elected at the Annual Meeting will hold office until the 2007 Annual Meeting of Stockholders or until their earlier resignation or removal and the one Class III director elected at the Annual Meeting will hold office until the 2006 Annual Meeting of Stockholders or until his earlier resignation or removal.

        In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        The name of the two Class I and one Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them is set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominee for Class I Director
Larry C. Heaton II	47	Chief Executive Officer and President, Curon Medical	2003
David I. Fann(1)(2)(3)	40	Consultant	1999
Nominees for Class III Director
Emory V. Anderson	50	CEO and President, Azeda Biomedical Corporation	2004
Continuing Class III Director
Michael Berman	46	Consultant	2000
Continuing Class II Directors
Alan L. Kaganov(1)(2)(3)	65	Partner, U.S. Venture Partners	1998
Robert F. Kuhling, Jr.(1)(2)(3)	55	General Partner, Onset Ventures	1999

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

        There are no family relationships among any of our directors or executive officers.

Directors to be Elected at the Annual Meeting

        Larry C. Heaton II.    Mr. Heaton has served as a director and as President and Chief Executive Officer since January 2003. From October 2000 until December 2002, Mr. Heaton was President, Chief Executive Officer and a Director of Response Genetics, a private biotechnology services company. From April 1982 until June, 2000, Mr. Heaton served in a variety of positions at United States Surgical Corporation, a publicly-traded medical device manufacturer, including as President and Chief Operating Officer from October 1998 until June 2000. Mr. Heaton studied Political Science at Eastern Illinois University and Business Administration at the University of Illinois.

        David I. Fann.    Mr. Fann has served as a director since September 1999. Since March 1997, he has been President and Chief Executive Officer of Excelsior Private Equity Fund II, Inc., a business development company, and, since September 1994, he has also served as President and Chief Executive Officer of UST Private Equity Investors Fund, Inc., a business development company, and as a managing director of U.S. Trust Company of New York. Mr. Fann holds a B.A.S. in Industrial Engineering and Economics from Stanford University.

        Emory V. Anderson.    Mr. Anderson has been nominated to be a Director commencing the date of the Annual Meeting. Since February 1997, Mr. Anderson has served as President and Chief Executive Officer of Adeza Biomedical Corporation, a privately held medical technology company. From October 1992 to February 1997, Mr. Anderson held the position of Vice President and Chief Financial Officer of Adeza. Mr. Anderson holds a B.A. degree from the University of California, Davis and an M.B.A. in Finance from Santa Clara University.

Directors Whose Terms Extend Beyond the Annual Meeting

        Michael Berman.    Mr. Berman has served as a director since July 2000 and as Chairman since the end of February 2001. From February 2000 until August 2001, Mr. Berman was Senior Vice President of Boston Scientific/Scimed. From June 1995 until February 2000, Mr. Berman was President and from January to June 1995 he was Vice President of Sales and Marketing of Boston Scientific/Scimed. He serves as a director of several private companies. Mr. Berman holds both an M.B.A. and a B.S. in Industrial and Labor Relations from Cornell University.

        Alan L. Kaganov.    Dr. Kaganov has served as a director since December 1998. Since July 1996, he has been associated with U.S. Venture Partners, a Menlo Park based venture capital firm, now as a partner. From March 1993 to June 1996, Dr. Kaganov served as Vice President of Business Development and Strategic Planning for Boston Scientific, a large medical device manufacturer. Dr. Kaganov holds Sc.D. and M.S. degrees in Biomedical Engineering from Columbia University, an M.B.A. from New York University, and a B.S. in Mechanical Engineering from Duke University. He also serves as a director of several private companies.

        Robert F. Kuhling, Jr.    Mr. Kuhling has served as a director since December 1999. Since February 1987, Mr. Kuhling has been a general partner or managing director of several venture capital partnerships managed by ONSET Ventures. He also serves as a director of several private companies. Mr. Kuhling holds an M.B.A. from Harvard Business School and an A.B. in Economics from Hamilton College.

Vote Required

        The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as the Class I directors, and the one nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for him shall be elected as a Class III director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

        Board Meetings, Committees and Directors Compensation

        Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2003. During the year, no incumbent director attended fewer than 75% of the Board or committee meetings held during his service as a director or committee member.

        The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes.

        The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants. This Committee, which currently consists of directors David Fann, Alan Kaganov and Robert Kuhling, held five meetings during 2002.

        The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. This Committee, which currently consists of directors David Fann, Alan Kaganov and Robert Kuhling, held two meetings during 2003.

        The Nominating and Corporate Governance Committee (the "Nominating Committee") assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement our corporate governance guidelines. The Nominating Committee was formed in April 2004 and, consequently, held no meetings during 2003. The Nominating Committee currently consists of directors David Fann, Alan Kaganov, and Robert Kuhling. All members are independent under the listing standards of the NASDAQ Stock Market.

        The consideration of any candidate for director will be based on the Nominating Committee's assessment of the individual's background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. The Committee does not assign any particular weighting or priority to any particular factor it may consider. Candidates for director may be identified by management, other directors or by advisors to Curon. While it has not done so, the Nominating Committee may employ an executive search firm to assist it in future searches for potential board candidates.

        The Nominating Committee also considers nominees proposed by stockholders. The Committee considers stockholder nominees in substantially the same manner as other nominees. To recommend a prospective nominee for the Nomination Committee's consideration, stockholders should submit the candidate's name and qualifications to our Corporate Secretary in writing at 46117 Landing Parkway, Fremont, California, 94538.

        The Nominating Committee has considered, approved of, and recommended the inclusion of non-incumbent nominee Emory V. Anderson in our proxy card. Mr. Anderson was recommended to the Nominating Committee by our Chief Executive Officer.

        The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board. These charters are available on our website at http://investor.curonmedical.com.

Communications With The Board

        We do not have formal procedures for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Corporate Secretary in writing at 46117 Landing Parkway, Fremont, California, 94538 with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder's instructions. However, the Corporate Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

        We encourage all incumbent directors and nominees for election as director to attend the Annual Meeting. Last year's annual meeting was attended by all incumbent directors and nominees for election as director.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee or executive officer of Curon has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of Curon.

Compensation of Directors

        Each of our outside directors receives $1,500 for each Board meeting attended in person or by teleconference, excluding committee meetings and special telephonic meetings. Director Larry C. Heaton II does not receive any compensation in connection with his position as a director. All directors are reimbursed for reasonable expenses in connection with attendance at Board and committee meetings.

        In addition, our 2000 Stock Plan provides outside directors with two automatic option grants, including (a) an "initial" share option grant to purchase shares of our Common Stock on the later of the effective date of the 2000 Stock Plan or the date the outside director first became a director and (b) an "annual" share option grant to purchase shares of our Common Stock, provided the outside director has been a director for at least 6 months on the date of the grant. Each share option grant under the 2000 Stock Plan has an exercise price per share equal to 100% of the fair market value per share of our Common Stock on the date of the grant, and a ten-year term. Each initial share option grant becomes vested and exercisable in four successive and equal, annual installments measured from the date of the option grant. Each annual share option grant becomes vested and exercisable in full on the first anniversary of the option grant date.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers:

Name	Age	Position(s)
Larry Heaton II	47	President, Chief Executive Officer and Director
Alistair F. McLaren	63	Chief Financial Officer and Vice President of Finance and Administration
David Smith.	39	Vice President, Sales and Marketing
Patrick J. Rimroth	49	Senior Vice President, Operations/Research and Development
John W. Gaiser	46	Vice President of Engineering, Research and Development

        Larry Heaton II.    Mr. Heaton has served as President, Chief Executive Officer and Director since January 2, 2003. Business background supplied above under "Directors to be Elected at the Annual Meeting."

        Alistair F. McLaren.    Mr. McLaren has served as our Chief Financial Officer and Vice President of Finance and Administration since January 1998. From April 1994 to May 1998, Mr. McLaren was Co-President of NeoCon Associates, Inc., an interim management services company. During his tenure with NeoCon Associates, Inc., Mr. McLaren served at various times as General Manager of Advanced Closure Systems, Inc., a medical device company, Chief Financial Officer and Director of Operations of RITA Medical Systems, Inc., a manufacturer of radio frequency devices, and President and Chief Operating Officer of Southern Pump and Tank, a construction company, and SPATCO Environmental, Inc. Mr. McLaren is a member of the Institute of Chartered Accountants of Scotland.

        David Smith.    Mr. Smith has served as our Senior Vice President, Sales & Marketing since April 2003. Prior to joining our company, Mr. Smith was Vice President of Marketing and Business Development for Cohesion Technologies Inc, a biosurgical materials company. Mr Smith helped arrange the sale of this company to Angiotech pharmaceuticals in a transaction valued at $42M that closed in Jan 2003. Prior to joining Cohesion in July 2001, Mr Smith was Vice President of Strategic Business Development and Vice President of Worldwide Marketing for Carl Zeiss, Inc., an optical, scientific and industrial instruments company. From 1994 through 1998, he was at Biocompatibles International plc, a biomaterials and medical products company and served in various capacities, including Vice President of New Business Development, Vice President of Marketing and General Manager for U.S. Cardiovascular. From 1986 through 1994, Mr. Smith held various marketing management positions at Coopervision/Pilkington Visioncare, U.K. Mr. Smith holds a postgraduate degree in marketing from Bournemouth University.

        Patrick J. Rimroth.    Mr. Rimroth has served as our Senior Vice President of Operations/Research and Development since September 2001. From November 1995 to September 2001, Mr. Rimroth was Vice President of Operations for Symphonix Devices, Inc., a developer of long-term implantable hearing devices. From June 1994 to October 1995, Mr. Rimroth was Vice President of Research and Development for Camino Neurocare, a medical device company. From December 1988 to June 1994, Mr. Rimroth held multiple research and development management positions with divisions of C.R. Bard, Inc., a medical device company. Mr. Rimroth holds B.S. degrees in Electrical Engineering and Biology from Purdue University.

        John W. Gaiser.    Mr. Gaiser has served as our Vice President of Engineering, Research and Development since May 1998. From August 1991 to January 1998, Mr. Gaiser was Vice President of Research and Development for Medtronic Cardiorhythm Inc., a developer of devices for treatment of cardiac disorders. From May 1986 to July 1991, he was project group leader for Advanced Cardiovascular System Inc., a cardiovascular device company. From February 1981 until May 1986,

Mr. Gaiser held senior engineering positions at Baxter International. Mr. Gaiser holds a B.S. in Mechanical Engineering from Purdue University.

Employment Agreements

        In January 2003, we entered into an at-will employment agreement with Larry C. Heaton II whereby we have agreed to provide Mr. Heaton with a lump sum severance payment equal to six months of his then current monthly salary upon termination of his employment other than for cause. The agreement also provides that if, within 12 months following an acquisition, merger or sale of a majority of our assets, Mr. Heaton is terminated other than for cause or subject to constructive termination, Mr. Heaton will receive a lump sum severance payment equal to 12 months of his then current monthly salary and his outstanding stock options will fully and immediately vest. The agreement also provides for an annual salary of $295,000, annual performance bonuses of up to 40% of the annual salary, a housing allowance in the amount of $57,000 per year for up to the first four years of employment, reimbursement of relocation expenses of up to $125,000, an additional payment of $100,000 upon purchase of a home and an option to purchase 750,000 shares of Common Stock which vests as to 25% of the shares after the first year of employment and in equal monthly installments thereafter over the following 36 months.

        We have entered into employment arrangements with Alistair McLaren, Patrick J. Rimroth and David Smith which provide that they will receive continued salary, medical benefits and stock option vesting for six months following involuntary termination of employment without cause, and eighteen months acceleration of stock option vesting if involuntarily terminated following a change of control transaction.

        Each of our other named executive officers signed an offer letter before commencing their employment with us. The offer letters set forth each officer's:

  •
  position and title,

  •
  salary and other compensation,

  •
  health benefits,

  •
  option grant and vesting schedule, and

  •
  obligation to abide by confidentiality provisions.

        Additionally, each offer letter states that employment with us is at-will and may be terminated by either party at any time with or without notice or cause.

Code of Ethics

        We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this code is available on our website at http://investor.curonmedical.com. We intend to disclose any changes in or waivers from our code of ethics by posting such information on our website or by filing a Form 8-K.

Executive Officer Compensation

        Summary Compensation Table.    The following table sets forth information for the years ended December 31, 2001, 2002 and 2003 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation(1)
	Year	Salary ($)	Bonus($)
Larry Heaton	2003	$295,000	$—	750,000	$282,000	(2)
Alistair F. McLaren Chief Financial Officer and Vice President of Finance and Administration	2001 2002 2003	180,000 190,000 192,613	— 16,450 —	40,000 50,000 50,000	6,000 6,000 6,000
Patrick J. Rimroth Senior Vice President of Operations And Research and Development	2001 2002 2003	71,615 215,796 218,763	10,000 — —	150,000 125,000 25,000	— — —
John W. Gaiser Vice President of Engineering, Research and Development	2001 2002 2003	190,985 194,994 196,784	— 15,910 —	40,000 40,000 20,000	3,600 3,600 3,600
David W.J. Smith	2003	150,000	—	300,000	—

(1)
The amounts in this column represent car allowances unless otherwise noted.

(2)
Mr. Heaton was paid $225,000 in taxable and non-taxable relocation reimbursement and $57,000 in housing allowance related his move to California.

        Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2003 to each of the Named Executive Officers:

Option Grants in Fiscal 2003

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted (#)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Larry Heaton	750,000	46.6%	$0.68	1/1/13	$320,736	$812,809
Alistair F. McLaren	50,000	3.1%	$1.13	7/23/13	35,614	90,176
John W. Gaiser	20,000	1.2%	$1.13	7/23/13	14,246	36,070
David Smith	300,000	18.6%	$0.80	4/1/13	150,935	382,498
Patrick J. Rimroth	25,000	1.6%	$3.3	10/27/13	51,884	131,484

        Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    The following table sets forth the information with respect to stock option exercises during the year ended December 31, 2003, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2003.

Aggregate Option Exercises in Fiscal 2003 and
Year-End Option Values

			Number of Securities Underlying Unexercised Options At December 31, 2002 (#)(1)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)(2)
	Shares Acquired Upon Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Larry Heaton	—	—	—	750,000	$—	$1,848,000
David Smith	—	—	—	300,000	—	703,200
Alistair F. McLaren	—	—	65,395	94,793	106,310	181,032
John W. Gaiser	—	—	41,665	58,335	37,724	104,828
Patrick J. Rimroth	—	—	131,770	168,230	147,046	225,054

(1)
Includes unvested shares from grants which allow early exercise of unvested shares.

(2)
The fair market value of our Common Stock at the close of business on December 31, 2003, was $3.18.

Equity Compensation Plan Information

        The following table sets forth the information with respect to equity compensation plans at December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,021,247	$2.69	3,176,743
Equity compensation plans not approved by security holders	—	—	—
Total	5,021,247	$2.69	3,176,743

Board Compensation Committee Report on Executive Compensation

        The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

        The Compensation Committee of the Board of Directors (the "Committee"), comprising three outside directors, is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

        Compensation Philosophy.    Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

  •
  Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

  •
  Motivate executives to achieve optimum performance for us;

  •
  Align the financial interest of executives and stockholders through equity-based plans;

  •
  Provide a total compensation program that recognizes individual contributions as well as overall business results.

        Compensation Program.    The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of the 2000 Stock Plan and 2000 Employee Stock Purchase Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

        1.    Base Salary.    In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

        2.    Long-Term Incentives.    Our 2000 Stock Plan provides for the issuance of stock options to our officers and employees to purchase shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

2003 Compensation for the Chief Executive Officer

        In determining Mr. Heaton's salary for 2003, the Committee considered competitive compensation data for chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Morgan's and Mr. Berman's experience and knowledge.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

        In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal year 2002. Grants under the 2000 Stock Plan are not subject to the deduction limitation, including the option grant limitations described below.

        Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such persons, our 2000 Stock Plan provides that no employee may be granted, in any of our fiscal years, options to purchase more than 1,000,000 shares of Common Stock. In addition, our 2000 Stock Plan provides that in connection with an employee's initial employment, the employee may be granted an additional 2,000,000 shares of Common Stock.

        The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Respectfully submitted,
David Fann Alan Kaganov Robert Kuhling

Stock Performance Graph

        The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq Market, U.S. index ("Nasdaq U.S. Index") and the Medical Appliances/Equipment index ("MG Group Index") for the period beginning on September 22, 2000, our first day of trading after our initial public offering, and ending on December 31, 2003.

COMPARE CUMULATIVE TOTAL RETURN
AMONG CURON MEDICAL, INC.,
NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON SEPT. 22, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

*
The graph assumes that $100 was invested on September 22, 2000 in our Common Stock, the Nasdaq U.S. Index and the MG Group Index, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Media General Financial Services.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2004, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        The Audit Committee of the Board of Directors met four times during the 2003 fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter. Each Audit Committee member is qualified as "Independent" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers.

Fees Paid To The Independent Auditors

        The following information sets out the fees paid to our independent auditor, PricewaterhouseCoopers LLP, during the fiscal years 2002 and 2003.

Audit Fees:

        Audit Fees billed to us by PricewaterhouseCoopers LLP during our 2002 and 2003 fiscal years for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $200,614 and $183,000 respectively.

Audit-related Fees:

        We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding the performance of the audit or review of the registrant's financial statements during our 2002 and 2003 fiscal years not otherwise reported in the paragraph "Audit Fees" above.

Tax Fees:

        Fees billed to us by PricewaterhouseCoopers LLP for tax related services during our 2002 and 2003 fiscal years totaled $27,150 and $25,588 respectively.

All Other Fees:

        We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding matters other than those described above during our 2002 and 2003 fiscal years.

        The Audit Committee of the Board of Directors has determined that the auditors' provision of non-audit services in 2003 was compatible with and did not impair the auditors' independence.

Audit Committee Report

        The Board of Directors amended its written charter for the Audit Committee during 2002. The revised Audit Committee charter is attached to our 2003 Annual Report as Exhibit A. The purposes of the Audit Committee are set forth in the Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process.

        As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial reporting process and internal control systems and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by

Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also considered whether the provision by the independent accountants of non-audit services to us is compatible with maintaining the independent accountants' independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants the independent accountant's independence.

        The members of the Audit Committees are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of accountant independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our accountants are in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the most recent fiscal period.

Respectfully submitted,
David Fann Robert Kuhling Alan Kaganov

        PricewaterhouseCoopers LLP has audited our financial statements annually since our inception in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Sunnyvale, California
April 12, 2004

CURON MEDICAL, INC.
2004 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Curon Medical, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April     , 2004 and hereby appoints Alistair F. McLaren proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of Curon Medical, Inc. to be held on May 5, 2004 at 8:00 a.m., local time, at 46117 Landing Parkway, Fremont, California, 94538 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

^  FOLD AND DETACH HERE  ^

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
	FOR	WITHHOLD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS Class I Nominees: 01. Larry C. Heaton II 02. David I. Fann Class III Nominee: 03. Emory V. Anderson	☐	☐	ITEM 2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
The stockholder may withhold authority to vote for any nominee by striking out the individual's name above

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS AND CLASS III DIRECTOR; AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s)	Signature(s)	Date	, 2004

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

^  FOLD AND DETACH HERE  ^

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTOR
EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Fiscal 2003
Aggregate Option Exercises in Fiscal 2003 and Year-End Option Values
Equity Compensation Plan Information
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
THE BOARD OF DIRECTORS